Exhibit 10.3

ENERGY FUNDING LLC

as Company

and

FS ENERGY AND POWER FUND

as Collateral Manager

COLLATERAL MANAGEMENT AGREEMENT

Dated as of July 11, 2013

COLLATERAL MANAGEMENT AGREEMENT, dated as of July 11, 2013 (this “Agreement”), between ENERGY FUNDING LLC, a Delaware limited liability company (the “Company”), and FS ENERGY AND POWER FUND, a Delaware statutory trust, as collateral manager (in such capacity, the “Collateral Manager”).

WHEREAS, the Company desires to engage the Collateral Manager to provide the services described herein, and the Collateral Manager desires to provide such services; and

WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement, dated as of July 11, 2013, as amended from time to time (the “Credit Agreement”), among the Company, the lenders from time to time party thereto, Natixis, New York Branch, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as arranger, and Wells Fargo Bank, National Association, as collateral agent and as custodian.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto hereby agree as follows:

1.         Management Services.

The Company hereby appoints FS Energy and Power Fund as Collateral Manager pursuant to the terms and conditions of this Agreement and with the authority to service, administer and exercise rights and remedies, on behalf of the Company, in respect of the Collateral Loans acquired by the Company.  FS Energy and Power Fund hereby accepts such appointment and agrees to perform the duties and responsibilities of the Collateral Manager pursuant to the terms hereof.  The Collateral Manager will provide the Company with the following services (in accordance with and subject to the applicable requirements of, and the restrictions and limitations set forth in, the Credit Agreement, the Company’s limited liability company agreement (the “LLC Agreement”) and the Master Transfer Agreement):

(a)        determining the specific Collateral Loans or other assets to be purchased (or otherwise acquired) or sold by the Company, in accordance with the Servicing Standard; provided that for the avoidance of doubt, notwithstanding anything to the contrary contained herein or in any Loan Document, the Collateral Manager does not hereby guarantee the performance of any obligations of any other Person under any Loan Document;

(b)        effecting the purchase (or other acquisition) and sale of Collateral Loans and all other assets of the Company;

(c)        negotiating with Obligors as to proposed amendments and modifications (including, but not limited to, maturity extensions or releases of collateral) of the documentation evidencing and governing the Collateral Loans, enforcing and collecting on the Collateral Loans and otherwise managing the Collateral Loans on behalf of the Company;

(d)       making determinations with respect to the Company’s exercise (including, but not limited to, any waiver, modification or variation) of any rights (including, but not limited to, voting rights and rights arising in connection with the bankruptcy or insolvency of an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Collateral Loans and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor;

(e)        subject to the calculations made by the Collateral Agent pursuant to Section 8.9(b) of the Credit Agreement, determining compliance with the Coverage Tests;

(f)        determining whether any Collateral Loan is a Senior Secured Loan, Second Lien Loan, Senior Secured Bond, Fixed Rate Obligation, Cov-Lite Loan, DIP Loan, Revolving Collateral Loan, Delayed Funding Loan, PIK Loan, Defaulted Loan, Credit Improved Loan, Current Pay Obligation, Credit Risk Loan, Bridge Loan, Synthetic Security, Zero Coupon Loan, Real Estate Loan, Structured Finance Obligation, Discount Loan, Step-Up Loan, Step-Down Loan and/or Subordinated Loan;

(g)        determining whether any payment will be made, and the amount thereof, pursuant to Section 5.31 of the Credit Agreement;

(h)        managing the Company’s investments within the parameters set forth in the Credit Agreement;

(i)         determining whether any investment is an Eligible Investment;

(j)         directing the sale of the Collateral Loans in accordance with Section 10.1 of the Credit Agreement;

(k)        providing assistance to the Company and/or the Collateral Agent with respect to the sale of the Collateral Loans in accordance with Section 10.1 of the Credit Agreement;

(l)         maintaining and implementing administrative and operating procedures and maintaining all necessary servicing records with respect to the Collateral Loans in respect of the servicing and collection (subject to the provisions herein) of the Collateral Loans (including information relating to its performance under this Agreement) as may be required by the Loan Documents;

(m)       monitoring the ratings of the Collateral Loans;

(n)        instructing the administrative agents or, in the case of Participation Interests, the Selling Institutions, in respect of the Collateral Loans to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(o)        monitoring the Collateral Loans on an ongoing basis and providing to the Administrative Agent and the Company or to any other Person designated by the Company all information and data which is generated by, or reasonably accessible to, the

Collateral Manager and which is required under the Credit Agreement or requested by the Company in connection with the preparation of all reports, certificates, schedules and other data which the Company is required to prepare and deliver under the Credit Agreement, in sufficient time for the Company, or the Person designated by the Company (including but not limited to the Custodian), to review such data and prepare and deliver to the parties entitled thereto all such reports, certificates, schedules and other data required by the Credit Agreement; provided that the Collateral Manager shall review the contents of the Collateral Reports, Payment Date Reports, instructions, statements and certificates and make such reports available to each Rating Agency then rating the Loans and notify the Collateral Agent of any comments to such reports, in each case, no later than 10 Business Days after its receipt of such reports from the Collateral Agent and with respect to the Collateral Reports and Payment Date Reports, the Collateral Manager shall notify the Collateral Agent of any discrepancies of which it has knowledge no later than five Business Days after receipt so that such discrepancies can be reconciled prior to the date such reports are due;

(p)        identifying each Collateral Loan in its servicing records to reflect that such Collateral Loan is owned by the Company;

(q)        supervising the Collateral Loans, including communicating with Obligors, executing amendments, providing recommendations to the Company to provide consents and waivers (subject to the terms and conditions set forth in Section 5.19 of the Credit Agreement), enforcing and (subject to the provisions hereof) collecting on the Collateral Loans and otherwise managing the Collateral Loans on behalf of the Company;

(r)        providing the Administrative Agent, the Collateral Agent and the Company notice in writing of a continuing Default under the Credit Agreement within seven days after a Senior  Officer of the Collateral Manager obtains actual knowledge of the occurrence thereof.  As used in this Agreement; “Senior Officer” shall mean, with respect to the Collateral Manager, any chief executive officer, chief operating officer, chief credit officer, credit committee member, executive vice president or president (or, in each case, any other officer with a position analogous to those identified above);

(s)        consulting with DBRS at such times as may be reasonably requested by DBRS and providing DBRS with any information reasonably requested in connection with its monitoring the acquisition and disposition of the Collateral in connection with its ratings of the Loans;

(t)        advising and assisting the Company with respect to the appraisal and valuation of the Collateral, to the extent required or permitted by the Credit Agreement; and

(u)        complying with such other duties and responsibilities as may be expressly required of the Collateral Manager by this Agreement, the Credit Agreement and the Master Transfer Agreement.

The Company agrees for the benefit of the Collateral Manager and the

Administrative Agent to follow the lawful instructions and directions of the Collateral Manager in connection with the Collateral Manager’s services hereunder.

The Collateral Manager shall render its services hereunder in accordance with the Servicing Standard.  The Collateral Manager shall comply with and perform all the duties and functions that have been specifically delegated to it under this Agreement, the Credit Agreement and the Master Transfer Agreement.  To the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties hereunder and under the other Loan Documents.  The Collateral Manager shall not be bound to follow any amendment to the Credit Agreement, however, until it has received a copy of the amendment from the Company or the Administrative Agent and, in addition, the Collateral Manager shall not be bound by any amendment to the Credit Agreement which adversely affects in any material respects the obligations of the Collateral Manager unless the Collateral Manager shall have consented thereto in writing.  The Company agrees that it will not permit any amendment to the Credit Agreement that adversely affects the duties or liabilities of the Collateral Manager to become effective unless the Collateral Manager has been given prior written notice of such amendment and consented thereto in writing.

To the extent necessary or appropriate to perform all of the duties to be performed by it hereunder, the Collateral Manager shall have the power to negotiate, execute and deliver all necessary documents and instruments on behalf of the Company with respect to any Collateral Loan or other asset of the Company and with respect to the rights and obligations of the Company under the Credit Agreement.

The Collateral Manager shall have no obligation to perform any duties other than those expressly specified herein, in the Credit Agreement and in the Master Transfer Agreement.  The Secured Parties, the Administrative Agent, the Lenders and the Collateral Agent shall not have any obligation or liability with respect to any Collateral Loans, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

2.         Brokerage.

The Collateral Manager shall use commercially reasonable efforts to obtain the best prices and execution for all orders placed with respect to the Collateral Loans, and other assets of the Company, considering all reasonable circumstances.  Subject to the objective of obtaining best prices and execution, the Collateral Manager may take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager.  Such services may be used by the Collateral Manager or its Affiliates in connection with its other advisory activities or investment operations.  The Collateral Manager may aggregate sales and purchase orders placed with respect to the Collateral Loans, and other assets of the Company, with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the Affiliates of the Collateral Manager, if in the Collateral Manager’s sole judgment such aggregation shall result in an overall economic benefit to the Company taking into consideration the selling or purchase price, brokerage commission and other expenses.  In accounting for such aggregated order price, commission and other expenses shall be averaged on a per position basis.

The Company acknowledges that the determination of any such economic benefit by the Collateral Manager is subjective and represents the Collateral Manager’s evaluation at the time that the Company will be benefited by better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.  When any aggregate sales or purchase orders occur, the objective of the Collateral Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner.

Subject to the Collateral Manager’s execution obligations described herein, the Collateral Manager is hereby authorized to effect client cross-transactions where the Collateral Manager causes a transaction to be effected between the Company and another account advised by it or any of its Affiliates; provided that, if and to the extent required by the Investment Advisers Act, such authorization is terminable at the Company’s option without penalty, effective upon receipt by the Collateral Manager of written notice from the Company.  The terms and conditions of any transaction between the Company and the Collateral Manager pursuant to this Agreement shall be conducted and executed in accordance with applicable law and under terms and at a price that would be applicable in a materially identical transaction conducted on an arms-length basis.  In addition, the Company hereby consents to, and authorizes the Collateral Manager to enter into, agency cross-transactions where it or any of its Affiliates acts as broker for the Company and for the other party to the transaction, to the extent permitted under applicable law; provided that the Company shall have the right to revoke such consent at any time by written notice to the Collateral Manager.

All purchases and sales of Collateral Loans and other assets of the Company by the Collateral Manager on behalf of the Company shall be in accordance with reasonable and customary business practices and in compliance with applicable laws.

3.         The Representations and Warranties of the Company.

The Company represents and warrants to the Collateral Manager that:

(a)        the Company has been duly organized and is validly existing under the laws of Delaware, has the full power and authority to own its assets and the obligations proposed to be owned by it and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement and the other Loan Documents would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Company;

(b)        the Company has full power and authority to execute, deliver and perform this Agreement, the other Loan Documents and all obligations required hereunder and under the other Loan Documents, and the performance of all obligations imposed upon it hereunder and thereunder;

(c)        this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a Proceeding in equity or at law);

(d)       no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by the Company of its duties hereunder, except such as have been duly made or obtained;

(e)        neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof conflicts with or results in a breach or violation of any of the material terms or provisions of or constitutes a material default under (i) the Company’s certificate of formation, LLC Agreement or other constituent documents, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other material agreement, obligation, condition, covenant or instrument to which the Company is a party or is bound, (iii) any statute applicable to the Company or (iv) any law, decree, order, rule or regulation applicable to the Company of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Company or its properties, and which would have a material adverse effect upon the performance by the Company of its duties under this Agreement;

(f)        neither the Company nor any of its Affiliates is in violation of any U.S. federal or state securities law or regulation promulgated thereunder and there is no charge, investigation, action, suit or Proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Company, threatened that would have a material adverse effect upon the performance by the Company of its duties under this Agreement;

(g)        the Company has not engaged in any transaction that would result in the violation of, or require registration as an investment company under, the Investment Company Act;

(h)        the Company is not required to register as an “investment company” under the Investment Company Act; and

(i)         there is no charge, investigation, action, suit or Proceeding before or by any court pending or, to the best knowledge of the Company, threatened, that, if determined adversely to the Company, would have a material adverse effect upon the performance by the Company of its duties under, or on the validity or enforceability of, this Agreement or the provisions of the other Loan Documents applicable to the Company thereunder.

4.         Representations and Warranties of the Collateral Manager.

The Collateral Manager represents and warrants to the Company that:

(a)        the Collateral Manager is duly organized and validly existing under the laws of Delaware and has the full power and authority to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where the conduct of its business requires, or the performance of its obligations under this Agreement and the provisions of the other Loan Documents applicable to the Collateral Manager would require, such qualification, except for failures to be so qualified, authorized or licensed which would not, in the aggregate, have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager, or on the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the applicable provisions of such other Loan Documents;

(b)        the Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and under the other Loan Documents applicable to the Collateral Manager;

(c)        this Agreement has been duly authorized, executed and delivered by the Collateral Manager and constitutes a valid and binding agreement of the Collateral Manager, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a Proceeding in equity or at law);

(d)       neither the Collateral Manager nor any of its Affiliates is in violation of any contract or agreement to which it is a party or by which it or any of its property may be bound, federal or state securities law or regulation promulgated thereunder or any listing requirements of any exchange on which it is listed and there is no charge, investigation, action, suit or Proceeding before or by any court, exchange or regulatory agency pending or, to the best knowledge of the Collateral Manager, threatened, that in either case would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement;

(e)        neither the execution and delivery of this Agreement, nor the performance of the terms hereof or the provisions of the other Loan Documents applicable to the Collateral Manager, conflicts with or results in a breach or violation of any of the material terms or provisions of, or constitutes a material default under, (i) its declaration of trust, bylaws or other constituent document, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Collateral Manager is a party or is bound, (iii) any statute applicable to the Collateral Manager or (iv) any law, decree, order, rule or regulation applicable to the Collateral Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Collateral Manager or its properties, and which would have, in the case of any of clauses (ii) through (iv) of this paragraph (e), a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of such other Loan Documents;

(f)        no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by it of its duties hereunder, except such as have been duly made or obtained.

5.         Expenses.

The Collateral Manager shall pay all expenses and costs (including salaries, rent and other overhead) incurred by it in connection with its services under this Agreement; provided that the Collateral Manager shall not be liable for and the Company shall be responsible for the payment of (i) reasonable expenses and costs of external legal advisers, consultants and other professionals retained by the Company or by the Collateral Manager, on behalf of the Company, in connection with the services provided by the Collateral Manager pursuant to this Agreement and the other Loan Documents, (ii) the reasonable cost of asset pricing and asset rating services, and accounting, programming and data entry services that are retained in connection with services of the Collateral Manager under this Agreement, (iii) reasonable travel expenses (airfare, meals, lodging and other transportation) incurred by the Collateral Manager as is reasonably necessary in connection with the selection of Collateral Loans and the negotiation, documentation, default or restructuring of any Collateral Loan and (iv) any extraordinary costs and expenses reasonably incurred by the Collateral Manager in the performance of its obligations under this Agreement.  To the extent that such expenses are incurred in connection with obligations that are also held by the Collateral Manager, the Collateral Manager shall allocate the expenses among the accounts in a fair and equitable manner.  Any amounts payable pursuant to this Section 5 shall be reimbursed by the Company to the extent funds are available therefor in accordance with and subject to the limitations contained in the Credit Agreement (including the Priority of Payments).

6.         Fees.

(a)        The Company shall pay to the Collateral Manager, for services rendered and performance of its obligations under this Agreement, fees which are payable in arrears on each Quarterly Payment Date (subject to availability of funds and the conditions set forth in Sections 9.1(a)(i)(D) and 9.1(a)(ii)(A) of the Credit Agreement) in an amount equal to 0.25% per annum of the Aggregate Maximum Principal Balance measured as of the Calculation Date immediately preceding such Quarterly Payment Date (the “Senior Management Fee”).  The Senior Management Fee will be calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed.

(b)        The Company shall pay to the Collateral Manager, for services rendered and performance of its obligations under this Agreement, fees which are payable in arrears on each Quarterly Payment Date (subject to availability of funds and the conditions set forth in Section 9.1(a)(i)(I) and 9.1(a)(ii)(D) of the Credit Agreement) in

an amount equal to 0.50% per annum of the Aggregate Maximum Principal Balance measured as of the Calculation Date immediately preceding such Quarterly Payment Date (the “Subordinated Management Fee”, and together with the Senior Management Fee, the “Management Fees”).  The Subordinated Management Fee will be calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed.

(c)        The Collateral Manager may, in its sole discretion, (i) waive on a permanent basis all or any portion of the Management Fees or (ii) defer without interest all or any portion of the Management Fees.  Such deferred amounts (but, for the avoidance of doubt, not waived amounts) will become payable on the next Quarterly Payment Date in the same manner and priority as their original characterization would have required unless deferred again in accordance with, and subject to the limitations contained in the Priority of Payments.

(d)       If this Agreement is terminated pursuant to Section 11 hereof or otherwise, the Management Fees calculated as provided in Sections 6(a) and 6(b) hereof shall be prorated for any partial periods between Quarterly Payment Dates during which this Agreement was in effect and shall be due and payable on the earlier to occur of (i) first Quarterly Payment Date following the effective date of such termination or (ii) the date of any distribution of proceeds of Collateral pursuant to Section 6.4 of the Credit Agreement.

(e)        The Management Fees will be payable from amounts on deposit in the Collection Account in accordance with the Priority of Payments and only to the extent funds are available therefor.  If on any Quarterly Payment Date there are insufficient funds to pay the Management Fees then due in full, the amount not so paid shall be deferred without interest and shall be payable on the next Quarterly Payment Date if any on which any funds are available therefor, as provided in the Credit Agreement.

(f)        The Collateral Manager hereby agrees not to cause the filing of a petition in bankruptcy against the Company for any reason whatsoever, including, without limitation, the non-payment of the Management Fees, except in accordance with the provisions of Section 22 hereof and the provisions of the Credit Agreement.

7.         Non-Exclusivity.

The services of the Collateral Manager to the Company are not to be deemed exclusive, and the Collateral Manager shall be free to render asset management or management services to other Persons (including Affiliates, other investment companies and clients having objectives similar to those of the Company).  It is understood and agreed that the officers, directors and trustees of the Collateral Manager may engage in any other business activity or render services to any other Person or serve as partners, officers, directors or trustees of any other firm or corporation.  Notwithstanding the foregoing, it is understood and agreed that the Collateral Manager will at no time render any services to, or in any way participate in the organization or operation of, any investment company or other entity if such actions would require the Company to register as an “investment company” under the Investment Company

Act.  Subject to Section 9 hereof, it is understood and agreed that information or advice received by the Collateral Manager and officers or trustees of the Collateral Manager hereunder shall be used by such organization or such Persons to the extent permitted by applicable law.

8.         Conflicts of Interest.

The Collateral Manager may, subject to applicable legal requirements and any restrictions or limitations contained in the Loan Documents to which it is a party or which are applicable to it, direct the Company (i) to acquire (whether by purchase, contribution or otherwise) any Collateral Loans for the Company from the Collateral Manager or any of its Affiliates as principal or (ii) to sell or distribute any Collateral Loans for the Company to the Collateral Manager or any of its Affiliates as principal, in each case, for fair market value and on terms substantially comparable to those that would be obtained in an arms-length transaction with a non-affiliate.

Notwithstanding the provisions of the preceding paragraph, various potential and actual conflicts of interest may arise from the overall investment activity of the Collateral Manager and its Affiliates.  The Collateral Manager, its Affiliates and their respective clients may invest in obligations that would be appropriate for inclusion in the Company’s assets.  Such investments may be different from those made on behalf of the Company.  The Collateral Manager and its Affiliates may have ongoing relationships with Obligors and may own equity or debt obligations issued by Obligors.  The Collateral Manager and its Affiliates and the clients of the Collateral Manager or its Affiliates may invest in obligations that are senior to, or have interests different from or adverse to, the assets of the Company.  The Collateral Manager may serve as Collateral Manager for, invest in, or be affiliated with, other entities organized to issue collateralized debt obligations secured by loans, high-yield debt securities, or other debt obligations.  The Collateral Manager may at certain times be simultaneously seeking to purchase or sell investments for other entities for which it serves as Collateral Manager, or for its clients and Affiliates, and selecting such investments as Collateral Loans for the Company.  Furthermore, the Collateral Manager and/or its Affiliates may make an investment on their behalf or on behalf of any account that they manage or advise without offering the investment opportunity to the Company or making an investment on behalf of the Company.

The Company hereby acknowledges the various potential and actual conflicts of interest that may exist with respect to the Collateral Manager; provided that nothing in this Section 8 shall be construed as altering the duties of the Collateral Manager as set forth in this Agreement, the other Loan Documents or the requirements of any law, rule, or regulation applicable to the Collateral Manager.

9.         Records; Confidentiality.

The Collateral Manager shall keep proper books of record and accounts in which full, true and correct entries in all material respects in accordance with GAAP shall be made of all material financial matters and transactions in relation to services performed hereunder, and shall permit representatives of the Administrative Agent and the Collateral Agent (in each case at the Company’s expense, in the case of not more than one inspection during any fiscal year except during the continuance of an Event of Default) to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at reasonable times in a manner so as to not unduly disrupt the business of the Collateral Manager, upon reasonable prior notice to the Collateral Manager and as often as may be reasonable; provided that so long as no Default or Event of Default shall have occurred and be continuing, no more than one such inspection shall be conducted during any fiscal year of the Collateral Manager.

If requested by the Majority Lenders, the Collateral Manager agrees that representatives of the Majority Lenders (or an independent third party auditing firm selected by the Majority Lenders) shall (at the Company’s expense) conduct an audit and/or field examination of the Collateral Manager, at reasonable times in a manner so as to not unduly disrupt the business of the Collateral Manager, for the purpose of examining the servicing and administration of the Collateral Loans, the results of which audit and/or field examination shall be promptly provided to the Lenders; provided that no more than one such audit or field examination shall be conducted during any fiscal year of the Collateral Manager.

If requested by the Administrative Agent or the Majority Lenders, the Collateral Manager shall participate (and shall use commercially reasonable efforts to cause the Investment Advisor or Sub-Advisor to participate) in a meeting with the Administrative Agent and the Lenders requested pursuant to Section 5.6(c) of the Credit Agreement.

At no time will the Collateral Manager make a public announcement concerning the Credit Agreement, the Collateral Manager’s role hereunder or any other aspect of the transactions contemplated by this Agreement and the Credit Agreement absent the written consent of the Company.

The Collateral Manager shall, and shall cause its Affiliates to, keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Company, (ii) as required by law, regulation, court order or the rules or regulations of any self regulating organization, body or official having jurisdiction over the Collateral Manager, (iii) to its professional advisers, (iv) such information as shall have been publicly disclosed other than in violation of this Agreement, (v) the identification of the Company as a client of the Collateral Manager, (vi) information related to the performance of the Collateral Manager, (vii) information furnished in connection with any successor collateral manager or assignee, or any agent that has been assigned duties in accordance with this Agreement or (viii) such information that was or is obtained by the Collateral Manager on a non-confidential basis; provided that the Collateral Manager does not know or have reason to know, after due inquiry, of any breach by such source of any confidentiality obligations with respect thereto.  For purposes of this Section 9, the Administrative Agent shall in no event be considered a “non-affiliated third party,” and the Collateral Manager may disclose any of the aforementioned information to the Administrative Agent insofar as such information relates to the Company’s performance of its obligations under the Credit Agreement and the other Loan Documents.

10.       Term.

This Agreement shall become effective on the date hereof and shall continue unless terminated as hereinafter provided.

11.       Termination.

(a)        This Agreement may be terminated, and the Collateral Manager may be removed, without payment to the Collateral Manager of any penalty, for cause upon prior written notice to the Collateral Manager and DBRS by the Company; provided that such notice may be waived by the Collateral Manager.  For this purpose, “cause” will mean the occurrence of any of the following events or circumstances:

(i)         the Collateral Manager’s breach (other than a breach contemplated by the following clause (ii)), in any respect, of any provision of this Agreement,  the Credit Agreement or the Master Transfer Agreement and the Collateral Manager’s failure to cure such breach within 30 days of its becoming aware of, or receiving notice of, the occurrence of such breach;

(ii)        the Collateral Manager’s willful breach of any provision of this Agreement, the Credit Agreement or the Master Transfer Agreement;

(iii)       the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the other Loan Documents applicable to the Collateral Manager to be correct in any material respect when made, which failure (a) could reasonably be expected to have a material adverse effect on the Collateral or the Company and (b) is not corrected by the Collateral Manager within 15 days of the earlier of (1) its receipt of notice from the Company of such failure and (2) the Collateral Manager having actual knowledge of such failure, unless, if such failure is not capable of being cured in 15 days but is curable within 45 days, the Collateral Manager has commenced taking action that the Collateral Manager in good faith believes will remedy, and does in fact remedy, such failure within 45 days after notice of such failure being given to the Collateral Manager;

(iv)       the Collateral Manager, the Investment Advisor or the Sub-Advisor (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger), (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (4) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (5) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (6) is adjudicated as insolvent or bankrupt, or a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Collateral Manager, the Investment Advisor or the Sub-Advisor or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its property, and the continuance of any such decree or order unstayed and in effect for a period of 45 consecutive days;

(v)        the occurrence of an Event of Default under the Loan Documents that results directly from any breach by the Collateral Manager of its duties under this Agreement, the Credit Agreement or the Master Transfer Agreement;

(vi)       (1) the occurrence of an act by the Collateral Manager, the Investment Advisor or the Sub-Advisor that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the other Loan Documents, or (2) the Collateral Manager, the Investment Advisor (in its capacity as investment advisor to the Collateral Manager) or the Sub-Advisor (in its capacity as sub-advisor to the Collateral Manager) or any director, general partner, managing member, manager or senior officer of such entity (in such capacity) is (i) indicted for a criminal offense related to its activities in any securities, financial advisory, asset management or other investment business, or (ii) convicted of any felonious criminal offense related to its activities in any securities, financial advisory, asset management or other investment business, or the indictment, finding of civil liability or conviction related to a violation of the Securities Act or any other U.S. federal securities law or any rules or regulations thereunder, and, in each case, such director, general partner, managing member, manager or senior officer continues to have any such position with any such entity (in such capacity) for the performance by the Collateral Manager, the Investment Advisor or the Sub-Advisor in such capacity of its activities in any securities, financial advisory, asset management or other investment business for a period of 10 days after such indictment or conviction; or

(vii)      the occurrence of any Event of Default under Section 6.1(h), 6.1(m) or 6.1(n) of the Credit Agreement.

If any such event occurs, the Collateral Manager shall give prompt written notice (and in all cases within five Business Days) thereof to the Company and the Administrative Agent upon the Collateral Manager becoming aware of the occurrence of such event.

(b)        The Collateral Manager shall have the right to resign only upon 90 days prior written notice to the Company, the Administrative Agent, the Collateral Agent and DBRS (or such shorter notice as is acceptable to the Company and the Administrative Agent).

(c)        This Agreement shall be automatically terminated in the event that the Company determines in good faith that the Company or the Company’s asset portfolio has become required to be registered under the provisions of the Investment Company Act.

(d)       If the Collateral Manager is removed for cause or resigns, the Company may choose (subject to the right of the Majority Lenders to terminate the Reinvestment Period or to accelerate and/or terminate the Commitments in accordance with the terms of the Credit Agreement) to appoint a successor collateral manager, subject to the satisfaction of the Rating Condition, which appointment shall take effect upon the successor collateral manager accepting such appointment by a written assumption (pursuant to which it shall agree to be bound by the terms set forth in this Agreement) in form and substance reasonably satisfactory to the Administrative Agent (at the direction of the Majority Lenders) and the Company.

12.       Action Upon Termination.

(a)        Upon the effective termination of this Agreement or if the Collateral Manager resigns or is removed in accordance with the terms hereof, the Collateral Manager shall as soon as practicable deliver to the Company all property and documents of the Company or otherwise relating to the Company’s assets then in the custody of the Collateral Manager and, in the case of a resignation or removal, take all other actions reasonably requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the successor collateral manager.

Notwithstanding such termination, the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 13 hereof) for its acts or omissions hereunder arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorney’s fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 4 hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 12.

(b)        The Collateral Manager agrees that, notwithstanding its resignation or removal or the termination of this Agreement, it shall reasonably cooperate in any suit, action or Proceeding relating to this Agreement arising in connection with this Agreement, the other Loan Documents or any of the Company’s assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) so long as the Collateral Manager shall have been offered reasonable security, indemnity or other provisions against the cost, expenses and liabilities that might be incurred in connection therewith, subject to the limitations contained in the Credit Agreement.

13.       Liability of Collateral Manager; Delegation.

(a)        The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the other Loan Documents applicable to it.  The Collateral Manager shall not be responsible for any action of the Company in declining to follow any advice, recommendation or direction of the Collateral Manager.  The Collateral Manager shall have no liability to the Administrative Agent or other creditors of the Company, for any error of judgment, mistake of law, or for any loss arising out of any investment, or for any other act or omission in the performance of its obligations to the Company except for liability to which it would be subject by reason of willful misfeasance, bad faith, gross negligence in performance, or reckless disregard of its obligations hereunder.  The Collateral Manager may delegate to an agent selected with reasonable care, which shall include any Person that is party to a sub-advisory agreement with the Collateral Manager or any of its Affiliates as of the date hereof, any or all duties (other than its asset selection or trade execution duties) assigned to the Collateral Manager hereunder; provided that (i) no such delegation by the Collateral Manager of any of its duties hereunder shall relieve the Collateral Manager of any of its duties hereunder nor relieve the Collateral Manager of any liability with respect to the performance of such duties, (ii) the Collateral Manager shall be responsible for the fees and expenses payable to such agent, subject to its right to expense reimbursement and indemnification from the Company set forth in Section 13(b), and (iii) no such delegation will subject the Company to any additional federal, state or other income taxation.  For the avoidance of doubt, asset selection and trade execution duties shall include the services described in Section 1(a) hereof.

(b)        The Company shall reimburse, indemnify and hold harmless the Collateral Manager, its trustees, officers, agents and employees and any of its Affiliates from any and all actual and reasonable out-of-pocket expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses, and, for the avoidance of doubt, excluding extraordinary, special, indirect, consequential or punitive damages), as are incurred in investigating, preparing, pursuing or defending any claim, action, Proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Collateral Manager, its trustees, officers, shareholders, agents and employees made in good faith and in the performance of the Collateral Manager’s duties under this Agreement or the other Loan Documents except to the extent resulting from such Person’s bad faith, willful misfeasance, gross negligence or reckless or intentional disregard of its duties hereunder or thereunder or breach of the Servicing Standard.  The Collateral Manager, its trustees, officers, shareholders, agents and employees may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants.  Notwithstanding anything contained herein to the contrary, the obligations of the Company under this Section 13(b) shall be payable from the Company’s assets as part of the Administrative Expenses and are subject to the availability of funds and to the conditions set forth in the Credit Agreement.

(c)        The Collateral Manager shall reimburse, indemnify and hold harmless the Company, its members, manager, officers, agents and employees from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses, and, for the avoidance of doubt, excluding extraordinary, special, indirect, consequential or punitive damages), as are incurred in investigating, preparing, pursuing or defending any claim, action, Proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, (i) any acts or omissions of the Collateral

Manager constituting bad faith, willful misconduct, gross negligence or reckless or intentional disregard of its duties under this Agreement or the other Loan Documents or breach of the Servicing Standard and (ii) any breach of the representations and warranties made by the Collateral Manager in Section 4 hereof.

14.       Obligations of Collateral Manager.

Unless otherwise required by this Agreement, the other Loan Documents or by applicable law, the Collateral Manager shall not intentionally take any action, which it knows or should know would (a) materially adversely affect the Company for purposes of United States federal or state law or any other law known to the Collateral Manager to be applicable to the Company, (b) require registration of the Company or the Company’s assets as an “investment company” under the Investment Company Act, (c) not be permitted under the Company’s LLC Agreement or certificate of formation (including, but not limited to, Section 9 of the Company’s LLC Agreement), (d) cause the Company to violate the terms of the Credit Agreement or the other Loan Documents or (e) subject the Company to federal, state or other income taxation; it being understood that in connection with the foregoing the Collateral Manager will not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement or the other Loan Documents or the conduct of its business generally.  The Collateral Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement and the other Loan Documents.  Notwithstanding anything in this Agreement, the Collateral Manager shall not take any discretionary action that would reasonably be expected to cause an Event of Default under the Credit Agreement.  The Collateral Manager covenants that it shall (i) not hold out the Collateral Loans as its assets, (ii) take all actions reasonably necessary to ensure that the Collateral Loans are held in the name of the Company or, if held by an agent of the Company, clearly designate such agent as being the Company’s agent, (iii) cause the Company to comply with the terms of Section 5.18 of the Credit Agreement and (iv) not fail to correct any known misunderstandings regarding the separate identity of the Company and shall not identify itself as a division or department of the Company.

15.       Good Standing.

The Collateral Manager will remain qualified to do business and in good standing (as applicable) in every jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing (other than in the State of Delaware or, in the case of a successor collateral manager, the applicable jurisdiction of the successor collateral manager) could reasonably be expected to have a Material Adverse Effect.

16.       Compliance with Laws.

The Collateral Manager will comply in all material respects with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate Proceedings.

17.       No Partnership or Joint Venture.

The Company and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.  The Collateral Manager’s relation to the Company shall be deemed to be that of an independent contractor.

18.       Notices.

Any notice under this Agreement shall be in writing and sent by facsimile, confirmed by telephonic communication, or addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice.  Until further notice to the other party it is agreed that the address of the Company and the address of the Collateral Manager for this purpose shall be:

Company:	Energy Funding LLC
Cira Centre
2929 Arch Street, Suite 675
Philadelphia, Pennsylvania 19104
Attention: Gerald F. Stahlecker
Telephone: (215) 495-1169
Facsimile: (215) 222-4649
Electronic Mail: jerry.stahlecker@franklinsquare.com

Collateral Manager:	FS Energy and Power Fund
Cira Centre
2929 Arch Street, Suite 675
Philadelphia, Pennsylvania 19104
Attention: Gerald F. Stahlecker
Telephone: (215) 495-1169
Facsimile: (215) 222-4649
Electronic Mail: jerry.stahlecker@franklinsquare.com

19.       Succession/Assignment.

(a)        This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto.  No assignment of this Agreement by the Collateral Manager (including, without limitation, a change in control or management of the Collateral Manager which would be deemed an “assignment” under the Investment Advisers Act) shall be made without the consent of the Company and the Administrative Agent (at the direction of the Majority Lenders); provided that the Collateral Manager shall be permitted to assign any or all of its rights and delegate any or all of its obligations to any Affiliate of the Collateral Manager that (i) is directly or indirectly wholly owned by, and under the voting control of, FS Energy and Power Fund, (ii) is duly qualified to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement and the other Loan Documents, (iii) is legally qualified and has the capacity to act as Collateral Manager under this Agreement and the other Loan Documents and (iv) performs its obligations under this

Agreement and the other Loan Documents using substantially the same credit and collection policies; provided further that such assignment shall not (i) cause or result in the Company being required to register as an investment company under the Investment Company Act or (ii) require the pool of Collateral to be registered as an investment company under the Investment Company Act.

Any assignment so consented to (and any assignment made in accordance with the proviso to the second sentence of this Section 19(a)) shall bind the assignee hereunder in the same manner as the Collateral Manager is bound.  In addition, in the case of an assignment of all of the rights and duties of the Collateral Manager, the assignee shall execute and deliver to the Company, the Administrative Agent and the Collateral Agent a counterpart of this Agreement (which shall be reasonably acceptable to the Administrative Agent (at the direction of the Majority Lenders)) naming such assignee as Collateral Manager.

(b)        This Agreement shall not be assigned by the Company without the prior written consent of the Collateral Manager and the Administrative Agent (at the direction of the Majority Lenders), except in the case of (i) an assignment by the Company to an entity which is a successor to the Company permitted under the Credit Agreement, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder, and (ii) the collateral assignment by the Company to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement.  In the event of any permitted assignment by the Company of this Agreement to a successor, the Company shall cause such successor to execute and deliver to the Collateral Manager, the Administrative Agent and the Collateral Agent such documents as the Collateral Manager and the Administrative Agent shall consider reasonably necessary to effect fully such assignment.

(c)        Notwithstanding anything to the contrary in this Section 19, any successor to the Collateral Manager by way of transfer, merger, conversion, consolidation or acquisition of all or substantially all of the Collateral Manager’s asset management business relating to debt securities and loans shall be the successor to the Collateral Manager under this Agreement.

20.       Conflicts with the Credit Agreement.

Subject to the provisions of Section 1 hereof pertaining to the binding effect of certain amendments to the Credit Agreement on the Collateral Manager, in the event that this Agreement requires any action to be taken with respect to any matter and the Credit Agreement requires that a different action be taken with respect of such matter, and such actions are mutually exclusive, the provisions of the Credit Agreement in respect thereof shall control.

21.       Miscellaneous.

(a)        This Agreement shall be governed by and construed in accordance with the law of the State of New York.  With respect to any Proceeding, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(b)        THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 18 HEREOF.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)        EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)       No failure on the part of either party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(e)        The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(f)        In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(g)        This Agreement may not be amended or modified or any provision thereof waived except by an instrument in writing signed by the parties hereto and in accordance with Section 12.5 of the Credit Agreement.

(h)        This Agreement and the other Loan Documents contain the entire understanding and agreement between the parties and supersedes all other prior understandings and agreements, whether written or oral, between the parties concerning this subject matter.  The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(i)         The Collateral Manager (i) consents to, and agrees to perform in all material respects, the provisions of the Credit Agreement applicable to the Collateral Manager, (ii) acknowledges that (subject to the proviso set forth below in this Section 21(i)) the Company is collaterally assigning all of its right, title and interest in, to and under this Agreement to the Collateral Agent on behalf of the Secured Parties under the Credit Agreement and (iii) agrees subject to such proviso that all of the representations, covenants and agreements made by the Collateral Manager in this Agreement are also for the benefit of the Collateral Agent on behalf of the Secured Parties and the Administrative Agent on behalf of the Lenders, each of which Agents shall be a third-party beneficiary of this Agreement and entitled to rely thereon; provided that (1) the collateral assignment of this Agreement shall not in any event include any assignment of the Company’s right to terminate this Agreement or to terminate the Collateral Manager’s rights and responsibilities hereunder or to remove the Collateral Manager and (2) the right of the Administrative Agent, the Collateral Agent, the Lenders and the Secured Parties to enforce the terms of this Agreement in any manner or to otherwise seek specific performance or damages from any party hereto for any breach of this Agreement, in each case shall exist only after the occurrence and during the continuance of an Event of Default.

(j)         This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(k)        Each representation and warranty made or deemed to be made herein or pursuant hereto, and each indemnity provided for hereby, shall survive the execution and delivery and any termination or assignment of this Agreement or resignation or removal of the Collateral Manager.

(l)         The Company hereby acknowledges and accepts all actions that were taken by the Collateral Manager and/or recommended to the Company by the Collateral Manager prior to the Closing Date, including all actions and recommendations that were related to the anticipated purchase or receipt of assets by the Company that were otherwise consistent with the services to be provided by the Collateral Manager to the Company pursuant to Section 1 of this Agreement prior to the Closing Date, in each case, as if this Agreement had been in effect at the time that such actions were taken or such recommendations were made.

(m)       The Collateral Manager (i) agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be paid subject to the Priority of Payments and (ii) agrees to be bound by the provisions of Article XIV of the Credit Agreement as if the Collateral Manager were a party to the Credit Agreement and (ii) consents to the assignment of this Agreement as provided in Article XIV of the Credit Agreement.

22.       Non-Payment/Non-Petition.

The Collateral Manager shall continue to serve as Collateral Manager under this Agreement notwithstanding that the Collateral Manager shall not have received amounts due to it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth in the Credit Agreement, and agrees not to cause the filing of an involuntary petition in bankruptcy against the Company for any reason whatsoever, including, without limitation, the non-payment to the Collateral Manager, until the payment in full of all the Obligations and the expiration of a period equal to one year and one day (or, if longer, the applicable preference period then in effect) following all such payments; provided that nothing in this clause shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the aforementioned one year and one day (or, if longer, the applicable preference period then in effect) period in (x) any case or Proceeding voluntarily filed or commenced by the Company or (y) any involuntary insolvency Proceeding filed or commenced against the Company, by a Person other than the Collateral Manager or its Affiliates, or (B) from commencing against the Company or any properties of the Company any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.  The provisions of this Section 22 shall survive the termination of this Agreement for any reason whatsoever.

23.       No Recourse.

(a)        The Collateral Manager hereby acknowledges and agrees that the Company’s obligations hereunder will be solely the corporate obligations of the Company, and the Collateral Manager will not have any recourse to any of the directors, managers, officers, employees or holders of the membership interest of the Company with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.  Recourse in respect of any obligations of the Company hereunder will be limited to the Company’s assets and, on the exhaustion thereof, and application in accordance with the Priority of Payments set forth in the Credit Agreement, all claims against the Company arising from this Agreement or any transactions contemplated hereby shall be extinguished.

(b)        The provisions of this Section 23 shall survive the termination of this Agreement for any reason whatsoever.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this COLLATERAL MANAGEMENT AGREEMENT to be executed by their respective authorized representatives on the day and year first above written.

ENERGY FUNDING LLC

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

FS ENERGY AND POWER FUND

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President